Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Ryan R Nelson, CFO, rnelson@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

Main Street Announces Amendment of its Corporate Credit Facility
Interest Rate Decreased
Total Commitments Increased to $1.145 Billion
Final Maturity Date Extended to April 2030
HOUSTON – May 1, 2025 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is
pleased to announce the amendment of its revolving credit facility (the “Corporate Facility”). The recently closed amendment decreases the interest rate to the applicable Secured Overnight Financing
Rate (“SOFR”) plus a credit spread adjustment of 0.10% plus (a) 1.775% prior to satisfying certain step-down conditions or (b) 1.65% after satisfying certain step-down conditions. The amendment also provides an increase in total commitments from $1.110 billion to $1.145 billion, while maintaining an expanded accordion feature that allows for an increase up to $1.718 billion of total commitments from new and existing lenders on the same terms and conditions as the existing commitments and maintaining the benefits of a diversified group of 19 lenders. The amendment also extends both the revolving period, or reinvestment period, and the final maturity date through April 2029 and to April
2030, respectively. In addition, Main Street continues to maintain options under the amended
Corporate Facility which could extend each of the revolving period and the final maturity of the
Corporate Facility for up to two additional years, subject to certain conditions, including lender approval.
ABOUT MAIN STREET CAPITAL CORPORATION
Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides customized long-term debt and equity capital solutions to lower middle market companies and debt capital to private companies owned by or in the process of being acquired by a private equity fund.
Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides customized “one-stop” debt and equity financing solutions within its lower middle market investment strategy. Main Street seeks to partner with private equity fund sponsors and primarily invests in secured debt investments in its private loan investment strategy.
Main Street’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million. Main Street’s private loan portfolio companies generally have annual revenues between $25 million and $500 million.
Main Street, through its wholly-owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC Adviser is registered as an investment adviser under the Investment Advisers Act of
1940, as amended.
FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements, including but not limited to the availability of future financing capacity under its credit facilities, which are based upon Main Street management’s current expectations and are inherently uncertain. Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under Main Street’s control, and that Main Street may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual performance, events and results could vary materially from these estimates and projections of the future as a result of a number of factors, including those described from time to time in Main Street’s filings with the Securities and Exchange Commission.
Such statements speak only as of the time when made and are based on information available to Main
Street as of the date hereof and are qualified in their entirety by this cautionary statement. Main Street assumes no obligation to revise or update any such statement now or in the future.
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